Execution Copy

Share Sale Agreement

Dated as of the 30th day of June, 2009

By and between:
HOMI Israel Ltd, an Israeli company, #512482787, whose address for the purposes of this Agreement shall be Gav-Yam Centre, Building #3,  3rd Floor, 9 Shenkar Street, Herzliya Pituach 46725, Israel; Fax: +972-9-9728626, e-mail: danielcohen@my-homi.com, with a mandatory copy to Reif & Reif Law Offices, 17-4 Yitzchak Rabin Road, Bet Shemesh 99585, Israel, Fax: +972-2-999-7993, e-mail: Mail@ReifLaw.com;  (“Seller”);

And:
Hotel Outsource Management International, Inc., a Delaware corporation whose address for the purposes of notices sent under this Agreement shall be One Embarcadero Center, Suite 500, San Francisco  CA 94111, Fax: +1-415-433 5994, e-mail: danielcohen@my-homi.com, with a mandatory copy to Reif & Reif Law Offices, 17-4 Yitzchak Rabin Road, Bet Shemesh 99585, Israel, Fax: +972-2-999-7993, e-mail: Aryeh@ReifLaw.com; (“Buyer”);

Whereas:
Seller is the registered and beneficial owner of 1,800 ordinary shares in the Israeli company, HOMI (Operation 99) Ltd, Company No. 512805193 (the “Company”), which shares constitute 100% of the Company’s issued and outstanding share capital (the “Transaction Shares”); and

Whereas:	Company sold and assigned to Seller all of Company’s business, pursuant to that certain Business Sale Agreement, dated as of 16 February 2009; and

Whereas:
Company distributed, as a dividend to Seller, all of its profits, pursuant to the resolutions of Company’s Board of Directors, dated 30 June 2009, with said dividend being effective as of 1 January 2009; and

Whereas:	Company currently has no assets of any kind and no debts and/or liabilities of any kind; and

Whereas:
Seller wishes to sell and assign the Transaction Shares to Buyer and Buyer wishes to acquire and take assignment of the Transaction Shares from Seller, all in accordance with and subject to the terms and conditions set forth herein;

Therefore, the Parties have made condition and agreed as follows:

1.	Sale and Assignment of Transaction Shares

1.1
With retroactive effect as of 1st January 2009 (the “Effective Date”), Seller sells and assigns Transaction Shares to Buyer and Buyer acquires and takes assignment of Transaction Shares from Seller, subject to payment of the Purchase Price (as defined below).

1.2
Seller represents and warrants that Transaction Shares constitute 100% of the Company’s issued and outstanding share capital, and are free and clear of all liens, claims, encumbrances and third party rights of any kind.

2.	Purchase Price

In consideration of the Transaction Shares, Buyer will pay to Seller the sum of $1.

2
Share Sale Agreement
HOMI Israel - HOMI Inc.
Execution Copy

3.	Miscellaneous

No Amendment to this Agreement, or any part thereof, shall be valid or binding upon the Parties unless drawn up in writing and signed by both Parties. The Preamble, and any Appendices, Exhibits or Schedules to this Agreement, constitute an integral part hereof. The headings used in this Agreement are for convenience of reference only and will not be used in the construction of this Agreement. Any use of the word “including” in this Agreement shall be construed as meaning “including, without limitation”, unless expressly stipulated to the contrary. All pronouns contained herein, and any variations thereof, shall be deemed equally to refer to the masculine, feminine or neutral, singular or plural, as the context may require. No principle of construction against the drafter shall apply in any way to this Agreement or any of the Exhibits, Appendices and/or Schedules attached hereto. No failure or delay on the part of any Party in exercising any right and/or remedy to which it may be entitled hereunder and/or by law shall operate as a waiver by that Party of any right whatsoever. No waiver of any right under this Agreement shall be deemed as a waiver of any further or future right hereunder, whether or not such right is the same kind of right as was waived in a previous instance. In case any provision of the Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and shall continue in full force and effect. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and replaces any previous agreements between the Parties, if at all, whether written or verbal, pertaining to any of the subject-matter hereof. This Agreement shall be deemed to have been made and concluded in Israel and the construction, validity and performance of this Agreement shall be governed by the laws of Israel without giving effect to the conflicts of law principles thereunder. By their execution hereof, the parties irrevocably agree to submit all disputes arising hereunder to the jurisdiction of the competent courts of Tel-Aviv, Israel. Notices sent by one Party to the other under this Agreement will be sent by registered mail to the addresses specified in the Preamble, delivered by hand, transmitted by fax, or sent by e-mail or other electronic means of communication and will be deemed to have reached their destination within 3 days of being deposited with the Post Office for dispatch as registered mail (7 days in the case of air mail), upon actual delivery when delivered by hand, and upon receipt of the recipient’s confirmation of receipt when sent by fax, e-mail or other electronic means of communication. This Agreement may be executed in any number of counterparts, in original or by facsimile, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same agreement.

In witness whereof the Parties have executed this

Share Sale Agreement on the date first above written:
_______________________________ HOMI Israel Ltd	________________________________ Hotel Outsource Management International, Inc.